UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosures

Dear Valued Shareholder,

As the third quarter of 2024 has drawn to a close, we would like to take this opportunity to comment on the performance and activities of Apollo Debt Solutions BDC (“ADS” or the “Fund”). We will also provide our perspective regarding the near-term investment environment, the opportunities for the Fund and our outlook for the market.

The Fund’s Class I shares generated a 9.63% annualized distribution rate in September 2024 and delivered a three-month and one-year total net return of 2.60% and 8.85%, respectively, as of September 30, 2024, bringing the annualized inception-to-date total net return to 8.84%.[1,2] The Fund’s net asset value per share rose to $24.94 as of September 30, 2024, compared to $24.90 as of June 30, 2024.

ADS Has Outperformed Major Fixed Income Markets Since Its Inception in January 2022[1,3]

Annualized Inception-to-Date Total Return (as of September 30, 2024)

WHAT HAPPENED IN MARKETS?

The markets are entering a period of transition. After three years of investors fixating on inflation as a major economic risk, investors are now concerned about a possible economic slowdown. After two years of interest rate increases, the Federal Reserve (the “Fed”) shifted its monetary policy stance and began to cut interest rates in September. In addition, the markets are preparing for a potential shift in fiscal policy following the US presidential election this week.

WHAT HAPPENED IN MARKETS? (CONTINUED)

The Fed’s decision to cut short-term rates by half-a-point in September, against the backdrop of moderating inflation, concluded the Fed’s largest interest rate hiking cycle since the 1980s. The market predictably rejoiced in this good news. The S&P 500 Index surged 5.5% during the three months to September, a fourth consecutive quarter of gains.3 The ICE BofA US High Yield Index climbed 5.3%, increasing for an eighth consecutive quarter, the longest winning streak since 2017. Long-term rates also declined with 10-year Treasury yields falling for the first quarter this year, dropping 62 basis points to 3.78%. Similarly, capital markets activity was robust during the quarter.3 Issuance across high yield, leveraged loan and investment grade markets remained strong with volumes in the first nine months of the year for each market already reaching their highest annual levels since 2021. M&A activity increased to $922 billion globally in the quarter, the largest volume since 2022. In addition, the volume of IPOs in September rose to $25 billion, the largest monthly activity since December 2021.12

However, the quarter did not progress without its share of surprises. Volatility was driven by the market’s concern about the risk of a slowing US economy. Also, the US Jobs data that was released in July and August heightened concerns that the Fed may have pushed rates too far, too fast. In early August, the release of the July US jobs report and hawkish commentary from the Bank of Japan, triggered a three-day global sell-off that temporarily drew comparisons to 1987’s Black Monday, raising calls for an emergency cut by the Fed. Investors, however, looked past these spasms of turbulence and the quarter ended on a high note.

On the political front, President Biden’s decision to withdraw from the 2024 Presidential race in July paved the way for Vice President Kamala Harris’ nomination, recasting the US presidential election from a potential Trump landslide to a dead-heat contest.

Despite these structural economic and political shifts, we continue to see growing demand for large-scale direct lending, demonstrating that private credit is an all-weather, durable strategy that’s here to stay.

THE OPPORTUNITY FOR PRIVATE CREDIT

During the course of the first nine months of the year, we have witnessed sponsors and companies continue to opt for private credit as evidenced by Apollo Global Management Inc’s (“Apollo”) origination more than doubling year-over-year. Despite the fact that the syndicated markets have reopened, issuers are still vying for private solutions as they seek bespoke deals, certainty of execution, speed, and flexibility. In fact, only 12% of the US syndicated loan market issuance in the first nine months of the year resulted in the creation of new debt capital, with the majority of the activity geared towards repricings and refinancings. As a comparison, 31% of all private credit origination during that time frame has been raised to fund new LBO activity.13 Given the strong momentum we’ve seen in the first nine months for M&A deals, we believe issuers will continue to seek private credit solutions. Ultimately, as we have noted in previous letters, our view is that we are now entering a new era where private and public markets coexist as issuers seek different types of capital solutions.

Since the Fed reduced interest rates by 50 basis points in September, the debate rages on about the central bank’s next steps and whether policymakers will continue to cut rates at similar increments. Despite the aggressive rate cut, Apollo’s large corporate origination platform continued to generate excess spread throughout the quarter and has generated excess spread of 188 basis points on average this year.13

Apollo’s house view is that the Fed will keep interest rates higher for longer, given the strength and resilience of the US economy—a supportive environment for private credit. Despite the weak July and August US jobs reports, the data in September indicated that nonfarm payrolls increased the most in six months. Additionally, US gross domestic product growth in the second quarter was revised higher to 3.1%, retail sales unexpectedly rose in August and the Atlanta Fed GDP estimate for the third quarter stands close to 3%.3

We also continue to believe that larger borrowers will continue to tap the private credit market to address their near-term maturities. The resurgent markets have helped issuers address their 2024 and 2025 maturities in the high yield and leverage loan market—shrinking considerably from $540 billion at the end of 2022 to less than $100 billion as of September 30, 2024.

Addressing this maturity cliff could represent a major opportunity for private credit and creative capital deployment. Its scale will be partially dictated by the state of the capital markets during the next few years, but we expect companies will start to think about their refinancing strategies for 2026-2028 maturities as 2025 unfolds.

Finally, the robust activity in capital markets proved a boon for the Fund, and we took advantage of the accommodative markets to continue to diversify and reduce our cost of funds, which ultimately benefits our shareholders. During the quarter, we issued $950 million of investment grade unsecured bonds across two transactions and in August, we priced a collateralized loan obligation (CLO) that provides efficient on-balance sheet financing.

WHY APOLLO FOR CREDIT?

SCALE & EXPERIENCE: Since Apollo’s founding in 1990, Apollo has established a notable record of success in alternative investments, serving institutional and individual investors across the risk-return spectrum—in credit, equity, and real assets strategies. As a high-growth alternative asset manager, Apollo oversees $598 billion in its credit business with a broad coverage and experienced team that includes over 416 investment professionals.14 The ongoing growth in private lending is largely consolidated in the hands of the largest platforms, and Apollo’s scale allows it to lead and arrange transactions, acting as a full-service solution for borrowers and sponsors. Through an investment in ADS, individual investors generally have access to the same caliber of transactions and deals that Apollo’s institutional investors receive, which we believe can potentially produce attractive risk-adjusted returns.

PURCHASE PRICE MATTERS: ADS focuses on downside protection10 through credit selection and portfolio construction with an emphasis on lending to large-cap, private US companies at the top of the capital structure. As of September 30, 2024, the weighted average EBITDA of ADS’ directly originated debt investments was $234 million8 with an estimated weighted average net LTV of 40%. ADS’ portfolio is 100%9 first lien, senior secured debt as of the same date. Further, ADS’ direct originations in the first nine months of 2024 generated an average spread of 524 basis points, 184 basis points higher than new issue US leveraged loan market spreads.13

SELECTIVITY & JUDGEMENT: In the first nine months of 2024, Apollo Credit closed on $17 billion of gross commitments for $14.1 billion of funded deployment across 71 large-cap direct lending deals, more than double the number of deals and dollars deployed over this same period last year. ADS totaled $6.9 billion of direct lending commitments, with $6.2 billion in large-cap deals and the remaining in middle market direct originations. Out of 478 potential deals identified by Apollo professionals, only 75 were closed (about 16%), underscoring our underwriting discipline. This selectivity aligns with Apollo’s long-term approach to investing that has translated into very low defaults rates in the platform’s broader portfolio. From 2009 to the third quarter of 2024, Apollo’s Global Corporate Credit business experienced average annual default rate of just 0.1%, compared to the 2.5% average for the leveraged loan market.15

ALIGNMENT: Since Apollo’s merger with retirement services business Athene, Apollo is often among the largest investors in its own funds. ADS invests alongside a number of Apollo’s direct lending funds where Apollo/Athene also have exposure, and these investments make up greater than 85% of ADS’ portfolio, showcasing Apollo’s willingness to invest alongside its third-party investors.11

KEY TRANSACTIONS IN 3Q2416

In July 2024, Apollo served as a Lead Arranger on a $1.85 billion first lien term loan to R.R. Donnelley to fund an acquisition. Following this deal, Apollo also participated in a $775 million first lien term loan as part of a broader $2.3 billion financing to repay the previous facility and refinance R.R. Donnelley’s existing debt. R.R. Donnelley is a global commercial printing company that publishes manuals, brochures, marketing materials, packaging and business cards. As an incumbent lender, Apollo had a pivotal role in the transaction.

In August 2024, Apollo served as agent on a credit facility for Jensen Hughes to refinance its existing debt. Jensen Hughes is a provider of fire protection engineering and other risk-based engineering and consulting services. Due to Apollo’s strong relationship with the sponsor, Apollo was able to play a meaningful role in the deal.

In September 2024, Apollo served as the Sole Lead Arranger on a €269 million first lien term loan to Ardagh Metal Packaging (“AMP”), a subsidiary of Ardagh Group SA. The loan proceeds were used to finance general corporate purposes. Due to our relationship with AMP from incumbency in other parts of the capital structure, Apollo was able to exclusively lead and commit to the transaction.

OUTLOOK

ADS participated alongside other Apollo funds in all of the above transactions.

We continue to believe that the opportunity set to lend to bigger businesses on a first lien senior secured basis at elevated yields remains attractive. We expect the momentum in the capital markets to continue to build and deal activity—which is typically financed in the private market—to increase meaningfully. The recently published economic data points to a continued economic expansion in the US, which we believe will translate into a ripe environment for refinancings, IPOs and M&A. Additionally, we expect to see a boost in deal activity once investors get more clarity on the outcome of the November 5th US elections.

We’ve recently heard executives on earning calls express their confidence in the state of the US economy. Jeremy Barnum, JPMorgan Chase’s CFO, said that the consumer health remains stable and that the corporate segment is benefiting from a “Goldilocks economic situation.” Sharon Yeshaya, Morgan Stanley’s CFO, said that the bank continues to believe that the US is in the early stages of a “multi-year capital markets recovery.”

We continue to maintain a cautious approach—given upside risks to inflation, further geopolitical tensions, and uncertainty leading into the US elections—but we believe this environment may provide an attractive opportunity for large, scaled investors, and we expect our “credit first” philosophy to be on full display as we seek to deliver more stable returns throughout the rest of the year.

END NOTES

Data as of September 30, 2024, unless otherwise indicated. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

1.

Past performance is not indicative of future results, and there can be no assurance that the Fund or any Apollo fund will achieve its objectives or avoid substantial losses. Actual results may vary. Total returns for periods greater than one year are annualized. Total net return is calculated as the change in NAV per share during the period, plus distributions per share (assumes reinvested distributions) divided by the NAV per share at the beginning of the period. Total returns provided herein are net of all Fund expenses, general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Performance shown does not include anticipated taxes or withholdings. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. There is no guarantee that investment objective can be achieved. Inception dates: Class I shares, 1/7/22; Class S shares, 2/1/22; Class D shares, 7/1/22. The 3-month total net return as of September 30, 2024 for Class S and Class D shares without upfront placement fees: 2.38% and 2.53%, respectively; with upfront placement fees: -1.18% and 1.01%, respectively. The one-year total net return as of September 30, 2024 for Class S and Class D shares without upfront placement fees: 10.96% and 11.62%, respectively; with upfront placement fees: 7.08% and 9.95%, respectively. Annualized inception to date total net return as of September 30, 2024 for Class S and Class D shares without upfront placement fees: 7.92% and 13.33%, respectively; with upfront placement fees: 6.48% and 12.60%, respectively. No upfront sales load will be paid to the Fund with respect to Class S shares, Class D shares or Class I shares, however, if a shareholder buys Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Shareholders should consult their selling agent for additional information.

2.

There is no assurance the Fund will pay distributions in any particular amount, if at all. Any distributions the Fund makes will be at the Board’s discretion. Distributions are not guaranteed. Annualized distribution rate as of September 20, 2024. The annualized distribution rate for Class S shares and Class D shares was 8.79% and 9.38%, respectively. The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The Fund’s annualized distribution rate, including the distribution declared on September 20, 2024 but excluding the special distribution, announced on September 20, 2024 was 8.67% for Class I shares, 7.83% for Class S shares and 8.42% for Class D shares. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the Fund’s investment adviser or its affiliates that may be subject to reimbursement to the investment adviser or its affiliates. The Fund has not established limits on the amounts the Fund may fund from such sources. Distributions are all currently funded from cash flow from operations. Distributions, however, may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. Distributions have been and may in the future be funded through sources other than cash flow, such as return of capital. Please refer to the Fund’s prospectus for additional information and visit the Fund’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940.

3.	Source: Bloomberg, September 2024
4.

“Leveraged Loans” represented by the Morningstar LSTA US Leveraged Loan 100 Index, which is designed to measure the performance of the 100 largest facilities in the US leveraged loan market. Index constituents are market-value weighted, subject to a single loan facility weight cap of 2%.

5.

“High Yield Corporate” represented by the ICE BofA US High Yield Index, which is market capitalization weighted and is designed to measure the performance of U.S. dollar denominated below investment grade (commonly referred to as “junk”) corporate debt publicly issued in the US domestic market. The index includes securities rated below investment grade (based on an average of Moody’s Investors Service, Inc., Fitch, Inc., and S&P Global Ratings) with at least 18 months remaining to final maturity at the time of issuance and at least one-year remaining term to final maturity as of the Index’s rebalancing date. In addition, individual securities of qualifying issuers must have a fixed coupon schedule and a minimum amount outstanding of $250 million.

6.

“US Investment Grade Corporate” represented by the Bloomberg US Corporate Index, which measures the investment grade, fixed-rate, taxable corporate bond market. It includes USD denominated securities publicly issued by US and non-US industrial, utility, and financial issuers. The index is a component of the US Credit and US Aggregate Indices, and provided the necessary inclusion rules are met, US Corporate Index securities also contribute to the multi-currency Global Aggregate Index. The index includes securities with remaining maturity of at least one year.

7.

ADS generally defines large-cap borrowers as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

8.

Weighted-average EBITDA of directly originated debt investments. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA). Weighted average net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

9.

Composition of first lien investments based on fair market value of debt investments. Excludes cash and cash equivalents. There is no guarantee that similar allocations or investments will be available in the future. Subject to change at any time without notice.

10.	References to “downside protection” does not guarantee against loss of value. The value of any investment could decline and/or become worthless.
11.

There is no assurance that such investment opportunities will be available to the Fund. An affiliate of the Fund’s investment adviser received an exemptive order from the SEC that permits the Fund greater flexibility to participate in co-investment transactions.

12.	Preqin, September 2024
13.	Source: Apollo Analysts and Pitchbook LCD, September 2024. Leverage loan market represented by Morningstar LSTA US Leveraged Loan Index.
14.

The assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: 1. the NAV, plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than CLOs, CDOs, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of the equity and certain hybrid funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the AUM measures that Apollo uses internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

15.

Source: J.P. Morgan, Apollo Analysts, as of June 30, 2024. The percentage of defaults for the investments managed by Apollo is calculated by totaling the par value of investments that default on an obligation (subsequent to Apollo’s acquisition of the asset) within a calendar year and dividing by the average total holdings in the Apollo Global Corporate Credit portfolio for that given year. This is exclusive of the acquisitions Gulf Stream Asset Management and Stone Tower Capital. J.P. Morgan Leveraged Loan defaults are calculated by totaling the par value of leveraged loan defaults and dividing by the par value outstanding in the respective market. Excludes assets purchased pursuant to a distressed-for-control strategy. Past performance is not indicative, nor a guarantee, of future results. For discussion purposes only. Information subject to change.

16.

Company names and logos are trademarks of their respective holders. There is no guarantee that similar allocations or investments will be available in the future. These transactions have been provided for discussion purposes only and were selected based on objective, non-performance-based criteria to illustrate recent large corporate direct lending investments by the Fund. The total loan amount represents the combined investment by all participants, including the Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: November 12, 2024	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary